Exhibit 8.1

SUBSIDIAIRES OF ESHALLGO INC.

Subsidiaries	Place of Incorporation	Incorporation Time	Percentage Ownership
Junzhang Monarch Ltd. (“Junzhang HK”)	Hong Kong	June 30, 2021	Wholly owned subsidiary of EShallGo Inc.
Shanghai Eshallgo Enterprise Development (Group) Co., Ltd. (“EShallGo Shanghai”)	People’s Republic of China	July 22, 2021	Wholly owned subsidiary of Junzhang HK

Consolidated Variable Interest Entities (“VIEs”)	Place of Incorporation	Incorporation Time	Percentage Ownership
Junzhang Digital Technology (Shanghai) Co., Ltd. (“Junzhang Shanghai”)	People’s Republic of China	April 23, 2015	Contractual Relationship
Junzhang Digital Technology (Beijing) Co., Ltd. (“Junzhang Beijing”)	People’s Republic of China	June 9, 2021	Contractual Relationship

Subsidiaries of Consolidated VIEs	Place of Incorporation	Incorporation Time	Percentage Ownership
Shanghai Lixin Office Equipment Co., Ltd.	People’s Republic of China	September 5, 2008	Wholly owned subsidiary of Junzhang Shanghai
ESHALLGO Office Supplies (Shanghai) Co., Ltd.	People’s Republic of China	October 30, 2015	55% owned subsidiary of Junzhang Shanghai
Changchun ESHALLGO Information Technology Co., Ltd.	People’s Republic of China	March 10, 2016	55% owned subsidiary of Junzhang Shanghai
Shijiazhuang ESHALLGO Information Technology Co., Ltd.	People’s Republic of China	February 26, 2016	55% owned subsidiary of Junzhang Shanghai
Guangzhou ESHALLGO Office Equipment Leasing Co., Ltd.	People’s Republic of China	July 12, 2016	55% owned subsidiary of Junzhang Shanghai
Tianjin ESHALLGO Office Equipment Leasing Co., Ltd.	People’s Republic of China	December 6, 2016	55% owned subsidiary of Junzhang Shanghai
Ningbo Haishu ESHALLGO Junzhang Digital Technology Co., Ltd.	People’s Republic of China	October 19, 2016	55% owned subsidiary of Junzhang Shanghai
Zhengzhou Junzhang Office Equipment Co., Ltd.	People’s Republic of China	October 30, 2017	55% owned subsidiary of Junzhang Shanghai
Chengdu Junzhang digital Technology Co., Ltd.	People’s Republic of China	August 15, 2016	55% owned subsidiary of Junzhang Shanghai
Hefei Junzhang EESHALLGO Digital Products Co., Ltd.	People’s Republic of China	July 27, 2017	55% owned subsidiary of Junzhang Shanghai
Chongqing ESHALLGO Office Equipment Co., Ltd.	People’s Republic of China	December 30, 2016	55% owned subsidiary of Junzhang Shanghai
Beijing ESHALLGO Technology Development Co., Ltd.	People’s Republic of China	March 28, 2016	55% owned subsidiary of Junzhang Shanghai
Harbin ESHALLGO Information Technology Co., Ltd.	People’s Republic of China	April 5, 2016	55% owned subsidiary of Junzhang Shanghai
Xi’an ESHALLGO Information Technology Co., Ltd.	People’s Republic of China	March 22, 2017	55% owned subsidiary of Junzhang Shanghai
Shanghai Changyun Industrial Development Co., Ltd.	People’s Republic of China	December 29, 2020	55% owned subsidiary of Junzhang Shanghai
Shenzhen ESHALLGO Information Technology Co., Ltd.	People’s Republic of China	August 19, 2016	55% owned subsidiary of Junzhang Shanghai
Hangzhou ESHALLGO Information Technology Co., Ltd.	People’s Republic of China	January 22, 2016	55% owned subsidiary of Junzhang Shanghai
Kunming ESHALLGO Information Technology Co., Ltd.	People’s Republic of China	January 12, 2017	55% owned subsidiary of Junzhang Shanghai
Qingdao ESHALLGO Information Technology Co., Ltd.	People’s Republic of China	March 29, 2016	55% owned subsidiary of Junzhang Shanghai
Qinghai ESHALLGO Information Technology Co., Ltd.	People’s Republic of China	June 21, 2018	55% owned subsidiary of Junzhang Shanghai